Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Allogene Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	—	(1)	(2)	—	—	—
	Equity	Preferred Stock, par value $0.001 per share	—	(1)	(2)	—	—	—
	Debt	Debt Securities	—	(1)	(2)	—	—	—
	Other	Warrants	—	(1)	(2)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(2)	$500,000,000	$0.00014760	$73,800

Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(o)			$250,000,000	$0.00014760	$25,400.02(3)

	Total Offering Amounts					$500,000,000		$73,800

	Total Fees Previously Paid							$25,400.02(3)

	Total Fee Offsets							$11,499.98(4)

	Net Fee Due							$36,900

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b under the heading “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Part II, Item 16, of Form S-3 under the Securities Act.

(3)

The registrant previously paid a fee of $25,400.02 related to $250,000,000 of the registrant’s common stock that may be issued and sold under a sales agreement with Cowen and Company, LLC, which is applied to the registrant’s total registration fee.

(4)

On November 5, 2019, the registrant filed a registration statement on Form S-3 (File No. 333-234516) (the “2019 Registration Statement”), registering, among other securities, the issuance of up to $250,000,000 of common stock of the registrant in an at-the-market equity offering of the registrant’s common stock (the “2019 ATM Common Stock”). The registration fee associated with the 2019 ATM Common Stock was $32,450. Pursuant to the 2019 Registration Statement, the registrant sold $82,650,355 of the 2019 ATM Common Stock, which equates to an associated registration fee of $10,728.02 based on the total registration fee paid in connection with the filing of the 2019 Registration Statement. Accordingly, the unused registration fee paid in connection with the 2019 Registration Statement and the 2019 ATM Common Stock was $21,721 (the “2019 Offset Amount”).

On November 2, 2022, the registrant filed a registration statement on Form S-3 (File No. 333-268117) (the “2022 Registration Statement”), registering, among other securities, the issuance of up to $167,349,645 of common stock of the registrant in an at-the-market equity offering of the registrant’s common stock (the “2022 ATM Common Stock”). The registration fee associated with the 2022 ATM Common Stock was $18,441.93 (the “2022 Fee”), offset in its entirety by the 2019 Offset Amount. Pursuant to the 2022 Registration Statement, the registrant sold $92,749,645 of the 2022 ATM Common Stock, which equates to an associated registration fee of $10,221.02 based on the total registration fee paid in connection with the filing of the 2022 Registration Statement. Accordingly, the unused registration fee paid in connection with the 2022 Registration Statement and the 2022 ATM Common Stock was $8,220.91 (the “2022 Offset Amount”).

On November 2, 2023, the registrant filed a prospectus supplement (the “2023 Pro Supp”) to the 2022 Registration Statement registering the issuance of up to $250,000,000 of common stock of the registrant in an at-the-market equity offering of the registrant’s common stock (the “2023 ATM Common Stock”). The registration fee associated with the 2023 Pro Supp was $36,900 (the “2023 Fee”), offset by (i) $3,279.07 in registration fees previously paid by the registrant using the 2019 Offset Amount with respect to the 2019 ATM Common Stock that was registered but not issued pursuant to the 2019 Registration Statement and not used to offset the 2022 Fee and (ii) $8,220.91 in registration fees previously paid by the registrant using the 2022 Offset Amount with respect to the 2022 ATM Common Stock that was registered but not issued pursuant to the 2022 Registration Statement ((i) and (ii) collectively, the “2023 Offset Amount”). The registrant did not sell any 2023 ATM Common Stock under the 2023 Pro Supp.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $500,000,000 of securities of the registrant being registered hereby in the amount of $73,800 is offset by $11,499.98 in registration fees previously paid by the registrant using the 2023 Offset Amount with respect to the 2023 ATM Common Stock that was registered but not issued pursuant to the 2023 Pro Supp. The 2023 Offset Amount was initially paid by the registrant contemporaneously with the filing of the 2019 Registration Statement. Concurrently with the filing of this registration statement, any offering of unsold 2023 ATM Common Stock pursuant to the 2023 Pro Supp is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

	Rule 457(p)

Fee Offset Claims	Allogene Therapeutics, Inc.	S-3	333-234516	11/5/2019		$3,279.07 (1)	Equity	Common Stock	N/A	$167,349,645

Fee Offset Sources	Allogene Therapeutics, Inc.	S-3	333-234516		11/5/2019						$3,279.07

Fee Offset Claims	Allogene Therapeutics, Inc.	S-3	333-234516	11/5/2019		$8,220.91 (1)	Equity	Common Stock	N/A	$167,349,645

Fee Offset Sources	Allogene Therapeutics, Inc.	S-3	333-234516		11/5/2019						$8,220.91

(1)	See Note (4) under Table 1 above.